SCHEDULE 14A
                                 (Rule 14a-101)
                     INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION
                Proxy Statement Pursuant to Section 14(a) of the
                         Securities Exchange Act of 1934

Filed by the registrant  / /

Filed by a party other than the registrant  /x/

Check the appropriate box:

   / /   Preliminary proxy statement      / /   Confidential, for Use of the
                                                Commission Only (as permitted by
   / /   Definitive proxy statement             Rule 14a-6(e)(2))

   / /   Definitive additional materials

   /x/   Soliciting material pursuant to Rule 14a-11(c) or Rule 14a-12

                       GREAT WESTERN FINANCIAL CORPORATION
                (Name of Registrant as Specified in Its Charter)

                            H. F. AHMANSON & COMPANY
                   (Name of Person(s) Filing Proxy Statement)

Payment of filing fee (Check the appropriate box):

/x/   No fee required

/ /   Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

      (1)   Title of each class of securities to which transaction applies:

      (2)   Aggregate number of securities to which transaction applies:

      (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:

      (4)   Proposed maximum aggregate value of transaction:

      (5)   Total fee paid:

/ /   Fee paid previously with preliminary materials.

/ / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

      (1)   Amount previously paid:

      (2)   Form, Schedule or Registration Statement No.:

      (3)   Filing Party:

      (4)   Date Filed:

ATTENTION GREAT WESTERN STOCKHOLDERS
------------------------------------

                          DO NOT ALLOW YOUR INVESTMENT
                       IN GREAT WESTERN TO BE PUT AT RISK

Great Western wants to leave you NO CHOICE but to bet on its proposed merger
                                 ---------
transaction with Washington Mutual and the extraordinarily aggressive and unprecedented assumptions underlying this proposal.

Before you let Great Western limit your options, consider the following points:*

   + "If you dig into the numbers a little bit, you'll see that the execution risk is much greater for Washington Mutual."
              (Tom Theurkauf, Keefe, Bruyette & Woods, American Banker, 3/10/97)

   + "WAMU 1999 Est. Cost Cuts $135 Mil. Too Optimistic... WAMU 1999 Est. Rev. Enhancements & Misc. Items $105 Mil. Too Optimistic..."
                                  (Jonathan Gray, Sanford C. Bernstein, 3/10/97)

   + "... WAMU's projections called for nearly twice as large a benefit (i.e. revenue enhancements of $251 million in 1998-1999, 15% of Great Western's 1996 revenues of approximately $1.8 billion), as compared to a projected 8% for several recent large bank mergers. It would presumably be difficult to show that substantial revenue growth at a time when the new entity plans to pare $340 million in costs..."
                                           (Leslie Nelkin, Furman Selz, 3/10/97)

   + "... the AHM offer has less financial risk since it depends on cost savings as the primary driver of the merger numbers. WAMU's assertions on revenue enhancement and cost savings seem to be pushing the envelope based on comparable mergers over the past two years."
                                          (David Hendler, Smith Barney, 3/12/97)

GREAT WESTERN WANTS TO LIMIT YOUR OPTIONS. It has chosen its merger partner without a single discussion with H. F. Ahmanson & Company, and it has taken a series of actions which fly in the face of good corporate governance and which discourage the maximization of stockholder value.

If Great Western is so confident in the merits of the Washington Mutual proposal, then it should not be concerned about its stockholders voting for Ahmanson's consent proposals.

A vote FOR Ahmanson's consent proposals is a vote to preserve your legal right
       ---
to choose the proposal that is best for you; a vote to maximize stockholder value; and a vote for good corporate governance.

    MARK, SIGN, DATE, AND RETURN YOUR WHITE CONSENT CARD AS SOON AS POSSIBLE.
    ----  ----  ----      ------      -----

                            H. F. AHMANSON & COMPANY

 ===================================IMPORTANT===================================

Do not delay! Vote the WHITE consent card today.  If you have any questions or
                       -----
need assistance in completing the WHITE consent card, please contact:
                                  -----

                            MACKENZIE PARTNERS, INC.
                                156 Fifth Avenue
                            New York, New York 10010
                          (212) 929-5500 (call collect)
                                       or
                          CALL TOLL-FREE (800) 322-2885

 ===============================================================================

* Permission for use of analysts' quotes was neither granted nor sought.

   SHARES OF GREAT WESTERN FINANCIAL CORPORATION ("GWF") COMMON STOCK HELD BY
 H. F. AHMANSON & COMPANY ("AHMANSON"), ITS DIRECTORS AND EXECUTIVE OFFICERS AND CERTAIN EMPLOYEES, OTHER REPRESENTATIVES OF AHMANSON AND CERTAIN OTHER PERSONS
  WHO MAY SOLICIT PROXIES OR CONSENTS, AND CERTAIN TRANSACTIONS BETWEEN ANY OF
                                  THEM AND GWF

Ahmanson and certain other persons named below may solicit proxies (a) to elect three nominees and one or more alternate nominees (the "Nominees") as directors of GWF at the annual meeting of stockholders of GWF to be held on a date to be announced (the "Annual Meeting") and (b) in favor of the adoption at the Annual Meeting of a non-binding stockholder resolution and seven proposals to amend the By-laws of GWF. Ahmanson and certain other persons named below are also soliciting consents from stockholders of GWF to approve proposals, without a stockholders' meeting, to adopt a non-binding resolution of stockholders and amendments to the By-laws of GWF. The participants in this solicitation may include Ahmanson; the directors of Ahmanson (Byron Allumbaugh, Harold A. Black, Richard M. Bressler, David R. Carpenter, Phillip D. Matthews, Richard L. Nolan, Delia M. Reyes, Charles R. Rinehart, Frank M. Sanchez, Elizabeth A. Sanders, Arthur W. Schmutz, William D. Schulte, and Bruce G. Willison); the following executive officers and employees of Ahmanson or its subsidiaries: Kevin M. Twomey (Senior Executive Vice President and Chief Financial Officer), Madeleine
A. Kleiner (Senior Executive Vice President, Chief Administrative Officer and General Counsel), Anne-Drue M. Anderson (Executive Vice President and Treasurer), Tim S. Glassett (First Vice President and Assistant General Counsel), Linda McCall (Senior Vice President and Director of Corporate Taxes), Stephen A. Swartz (Senior Vice President and Director of Investor Relations), Barbara Timmer (Senior Vice President and Director of Government and Legislative Affairs), Mary A. Trigg (Senior Vice President and Director of Public Relations), Eric Warmstein (Senior Vice President and Director of Corporate Development), Samantha Davies (Vice President of Public Relations), Adrian Rodriguez (Vice President of Public Relations), and Peter Bennett (Assistant Vice President of Public Relations); and the following Nominees: Lawrence A. Del Santo, Robert T. Gelber, Wolfgang Schoellkopf, Hugh M. Grant and John E. Merow. As of the date of this communication, Ahmanson is the beneficial owner of 500,000 shares of GWF Common Stock. Other than Mr. Gelber, who owns 332 shares of GWF Common Stock, none of the Nominees is the beneficial owner of any GWF Common Stock.
Other than set forth herein, as of the date of this communication, neither Ahmanson nor any of its directors, executive officers or other representatives or employees of Ahmanson, any Nominees or other persons known to Ahmanson, who may solicit proxies has any security holdings in GWF. Ahmanson disclaims beneficial ownership of any securities of GWF held by any pension plan or other employee benefit plan of Ahmanson or by an affiliate of Ahmanson. Ahmanson further disclaims beneficial ownership of any securities of GWF held by Ahmanson or any of its subsidiaries for the benefit of third parties or in customer or fiduciary accounts in the ordinary course of business.
Although Credit Suisse First Boston Corporation ("CSFB") and Montgomery Securities ("Montgomery"), financial advisors to Ahmanson, do not admit that they or any of their directors, officers, employees or affiliates are a "participant," as defined in Schedule 14A promulgated under the Securities Exchange Act of 1934 by the Securities and Exchange Commission, or that such
Schedule 14A requires the disclosure of certain information concerning CSFB or Montgomery, CSFB and Montgomery may assist Ahmanson in such a solicitation.
Each of CSFB and Montgomery engages in a full range of investment banking, securities trading, market-making and brokerage services for institutional and individual clients. In the normal course of their respective businesses, each of CSFB and Montgomery may trade securities of GWF for their own account and the account of their customers and, accordingly, may at any time hold a long or short position in such securities. As of March 12, 1997, CSFB held a net short position of 3,476 shares of GWF Common Stock and Montgomery held no shares of GWF Common Stock.
Except as disclosed above, to the knowledge of Ahmanson, none of Ahmanson, the directors or executive officers of Ahmanson, the employees or other representatives of Ahmanson who may participate in this solicitation or the Nominees named above has any interest, direct or indirect, by security holdings or otherwise, in GWF.